UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2004

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

IOWA	001-06403	42-0802678
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 152
Forest City, Iowa 50436
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 641-585-3535

ITEM 5.    Other Events and Regulation FD Disclosure

        The New York Stock Exchange has requested Winnebago Industries, Inc. (the “Company”) revise its previously announced cash dividend record and payment dates due to an overlap with the timing of the Company’s upcoming stock split. The new record date is March 15, 2004 for the Company’s quarterly cash dividend and is now payable to shareholders on April 15, 2004.

ITEM 7.    Financial Statements and Exhibits

        The following exhibits are included herein:

        Ex. 99.1          Press Release of Winnebago Industries, Inc. issued on January 27, 2004

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2004	By: /s/ Bruce D. Hertzke
Name: Bruce D. Hertzke Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Winnebago Industries, Inc. dated January 27, 2004.